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Exhibit 10.31

FOURTH ADDENDUM TO OVERTURE SEARCH SERVICES AGREEMENT

This Fourth Addendum (the "Fourth Addendum") is effective as of March 28, 2005 (the "Fourth Addendum Effective Date") and entered into by and between Overture Services, Inc. ("Overture"), a wholly owned subsidiary of Yahoo!, Inc. ("Yahoo"), with offices at 74 North Pasadena Avenue, 3d Floor, Pasadena, CA 91103, and Yahoo, a Delaware corporation with offices at 701 First Avenue, Sunnyvale, CA 94089, in connection with the Overture Search Services Agreement effective as of May 1, 2002 and entered into by and between Overture and Yahoo, as amended by the First Addendum to Overture Search Services Agreement effective as of October 1, 2002, the Second Addendum to Overture Search Services Agreement effective as of January 10, 2003, and the Third Addendum to Overture Search Services Agreement effective as of April 25, 2003 (collectively referred to as the "Agreement").

RECITALS

WHEREAS, the Agreement provides that, among other things, Yahoo has two options to extend the Term of the Agreement by an additional two or three years.

WHEREAS, Yahoo is now exercising its first option to extend the Term for a period commencing on May 1, 2005 and continuing to April 30, 2008 (an "Extension Term") pursuant to its right to do so as provided in Section 10 of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, and for good and valuable consideration, the parties agree as follows:

AGREEMENT

1.
Capitalized terms not defined herein have the meanings set forth in the Agreement.

2.
Term and Termination.

2.1
Term.    This Fourth Addendum will become effective as of the Fourth Addendum Effective Date and, unless terminated as set forth herein, will remain effective for the same period as the Agreement remains effective.

2.2
Termination in connection with Agreement.    This Fourth Addendum will terminate to the extent that the Agreement is terminated in accordance with its terms, effective as of the effective date of termination of the Agreement.

2.3
Termination with Cause.    If either party breaches this Fourth Addendum in any material respect, and that party does not cure its breach within 30 days after written notice by the non-breaching party of its breach, then the non-breaching party will be entitled to terminate this Fourth Addendum immediately upon written notice to the breaching party after failure to cure within those 30 days. The parties acknowledge and agree that a breach under this Fourth Addendum will not affect the Agreement, regardless of whether the breach gives rise to termination of this Fourth Addendum.

2.4
Termination by Overture.    Overture may terminate this Fourth Addendum for any reason upon providing Yahoo with sixty (60) days prior written notice.

3.
Pursuant to Section 10 of the Agreement, Yahoo hereby exercises its first option to extend the Term for an Extension Term period commencing on May 1, 2005 and continuing to April 30, 2008.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Fourth Addendum to be executed by their duly authorized representatives as of the Fourth Addendum Effective Date.

YAHOO! INC.		OVERTURE SERVICES, INC.
By:	/s/ DANIEL L. ROSENSWEIG	By:	/s/ TED MEISEL
Name:	Daniel L. Rosensweig	Name:	Ted Meisel
Title:	Chief Operating Officer	Title:	President, Overture Services, Inc.

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  Exhibit 10.31
FOURTH ADDENDUM TO OVERTURE SEARCH SERVICES AGREEMENT